Visa Reports Fiscal Second Quarter 2025 Results
San Francisco, CA, April 29, 2025 – Visa (NYSE: V)
•GAAP net income of $4.6B or $2.32 per share and non-GAAP net income of $5.4B or $2.76 per share
•Net revenue of $9.6B, an increase of 9%, or 11% on a constant-dollar basis
•Growth in payments volume, cross-border volume and processed transactions was strong
•Share repurchases and dividends of $5.6B
•The board of directors authorized a new $30.0B multi-year share repurchase program

Income Statement Summary
In billions, except percentages and per share data. % change is calculated over the comparable prior-year period.	Q2 2025		Ryan McInerney, Chief Executive Officer, Visa, commented on the results:
	USD	% Change
Net Revenue	$9.6	9%

"Visa’s strong 9% fiscal second quarter net revenue growth was driven by healthy trends in payments volume, cross-border volume and processed transactions. Consumer spending remained resilient, even with macroeconomic uncertainty. Our strategy across consumer payments, commercial and money movement solutions and value-added services, our diversified business model, and our focus on innovation position us well for the rest of the fiscal year and beyond."

GAAP Net Income	$4.6	(2%)
GAAP Earnings Per Share	$2.32	1%
Non-GAAP Net Income(1)	$5.4	6%
Non-GAAP Earnings Per Share(1)	$2.76	10%
(1) Refer to Non-GAAP Financial Measures for further details and a reconciliation of the GAAP to non-GAAP measures presented.

Key Business Drivers
YoY increase / (decrease), volume in constant dollars	Q2 2025
Payments Volume	8%
Cross-Border Volume Excluding Intra-Europe(2)	13%
Cross-Border Volume Total	13%
Processed Transactions	9%
(2) Cross-border volume excluding transactions within Europe.

Fiscal Second Quarter 2025 — Financial Highlights

GAAP net income in the fiscal second quarter was $4.6 billion or $2.32 per share, a decrease of 2% and an increase of 1%, respectively, over prior year’s results. Current year's results included a special item of $992 million for a litigation provision associated with the interchange multidistrict litigation ("MDL") case. Current year's results also included $23 million of net losses from equity investments and $96 million from the amortization of acquired intangible assets and acquisition-related costs. Prior year’s results included special items of $424 million for a litigation provision associated with the MDL case and other legal matters and $57 million for lease consolidation costs. Prior year’s results also included $30 million of net losses from equity investments and $69 million from the amortization of acquired intangible assets and acquisition-related costs. Excluding these items and related tax impacts, non-GAAP net income for the quarter was $5.4 billion or $2.76 per share, increases of 6% and 10%, respectively, over prior year’s results (refer to Non-GAAP Financial Measures for further details). GAAP earnings per share growth was approximately 3% on a constant-dollar basis, which excludes the impact of foreign currency fluctuations against the U.S. dollar. Non-GAAP earnings per share growth was approximately 11% on a constant-dollar basis. All references to earnings per share assume fully diluted class A share count.

Net revenue in the fiscal second quarter was $9.6 billion, an increase of 9%, driven by the year-over-year growth in payments volume, cross-border volume and processed transactions. Net revenue increased 11% on a constant-dollar basis.

Payments volume for the three months ended December 31, 2024, on which fiscal second quarter service revenue is recognized, increased 9% over the prior year on a constant-dollar basis.

Payments volume for the three months ended March 31, 2025 increased 8% over the prior year on a constant-dollar basis.

Cross-border volume excluding transactions within Europe, which drives our international transaction revenue, increased 13% on a constant-dollar basis for the three months ended March 31, 2025. Total cross-border volume on a constant-dollar basis increased 13% in the quarter.

Total processed transactions, which represent transactions processed by Visa, for the three months ended March 31, 2025, were 60.7 billion, a 9% increase over the prior year.

Fiscal second quarter service revenue was $4.4 billion, an increase of 9% over the prior year, and is recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenue rose 10% over the prior year to $4.7 billion. International transaction revenue grew 10% over the prior year to $3.3 billion. Other revenue of $937 million rose 24% over the prior year. Client incentives were $3.7 billion, up 15% over the prior year.

GAAP operating expenses were $4.2 billion for the fiscal second quarter, a 22% increase over the prior year's results, primarily driven by an increase in the litigation provision. GAAP operating expenses included the special items as well as the amortization of acquired intangible assets and acquisition-related costs in the current and prior year. Excluding these items, non-GAAP operating expenses increased 7% over the prior year, primarily driven by increases in personnel, marketing and depreciation and amortization expenses.

GAAP non-operating income was $3 million for the fiscal second quarter, including $23 million of net equity investment losses. Excluding this item, non-GAAP non-operating income was $26 million.

GAAP effective income tax rate was 15.8% for the quarter ended March 31, 2025. Excluding the related tax impacts from the non-GAAP items noted above, the non-GAAP effective income tax rate was 16.9% for the quarter ended March 31, 2025.

Cash, cash equivalents and investment securities were $15.2 billion at March 31, 2025.

The weighted-average number of diluted shares of class A common stock outstanding was 1.97 billion for the quarter ended March 31, 2025.

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Other Notable Items

On March 27, 2025, Visa deposited $375 million into its litigation escrow account, which was previously established under the Company’s U.S. retrospective responsibility plan to insulate the Company and class A common stockholders from financial liability for certain litigation cases. This deposit has the same economic effect on earnings per share as repurchasing the Company's class A common stock as it reduces each of the as-converted class B-1 common stock and class B-2 common stock share counts at a volume weighted average price of $346.79.

During the three months ended March 31, 2025, Visa repurchased approximately 13 million shares of class A common stock at an average cost of $340.26 per share for $4.5 billion. The Company had $4.7 billion of remaining authorized funds for share repurchases as of March 31, 2025.

In April, the board of directors authorized a new $30.0 billion multi-year class A common stock share repurchase program. The board of directors also declared a quarterly cash dividend of $0.590 per share of class A common stock (determined in the case of all other outstanding common and preferred stock on an as-converted basis) payable on June 2, 2025, to all holders of record as of May 13, 2025.

Fiscal Second Quarter 2025 Earnings Results Call Details

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information and operational performance data, is available on the Visa Investor Relations website at investor.visa.com.

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Forward-Looking Statements

Our earnings release and related materials contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, our future operations, prospects, developments, strategies, business growth, anticipated timing and benefits of our acquisitions, and financial outlook. Forward-looking statements generally are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict.
Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:
•impact of complex and evolving global regulations;
•increased scrutiny and regulation of the global payments industry;
•impact of government-imposed obligations and/or restrictions on international payments systems;
•impact of laws and regulations regarding the handling of personal data, including privacy, cybersecurity and AI;
•impact of tax examinations or disputes, or changes in tax laws;
•outcome of litigation or investigations;
•intense competition in our industry;
•dependence on our client and merchant base, which may be costly to win, retain and develop;
•continued push to lower acceptance costs and challenge industry practices;
•dependence on relationships with financial institutions, acquirers, processors, merchants, payment facilitators, ecommerce platforms, fintechs and other third parties;
•our inability to maintain and enhance our brand;
•impact of global economic, political, market, health and social events or conditions;
•our aspirations to address corporate responsibility and sustainability matters and considerations;
•exposure to significant risk of loss or reduction of liquidity due to our indemnification obligation to fund settlement losses of our clients;
•failure to anticipate, adapt to, or keep pace with, new technologies in the payments industry;
•a disruption, failure or breach of our networks or systems, including as a result of cyber incidents or attacks;
•risks, uncertainties and the failure to achieve the anticipated benefits of our acquisitions, joint ventures or strategic investments;
•the conversions of our class B-1, B-2 and class C common stock or series A, B and C preferred stock into shares of class A common stock would result in voting dilution to, and could adversely impact the market price of, our existing class A common stock;
•differing interests between holders of our class B-1, B-2 and C common stock and series A, B and C preferred stock compared to our class A common stock concerning certain significant transactions; and
•other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2024, and any subsequent reports on Forms 10-Q and 8-K.
Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.

About Visa

Visa (NYSE: V) is a world leader in digital payments, facilitating transactions between consumers, merchants, financial institutions and government entities across more than 200 countries and territories. Our mission is to connect the world through the most innovative, convenient, reliable and secure payments network, enabling individuals, businesses and economies to thrive. We believe that economies that include everyone everywhere, uplift everyone everywhere and see access as foundational to the future of money movement. Learn more at Visa.com.

Contacts	Investor Relations Jennifer Como, 650-432-7644 InvestorRelations@visa.com	Media Relations Fletcher Cook, 650-432-2990 Press@visa.com

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Fiscal Second Quarter 2025 — Financial Summary

INCOME STATEMENT SUMMARY

	Three Months Ended March 31, 2025	YoY Change
	(in millions, except percentages and per share data)
GAAP
Revenue
Service revenue	$4,399	9%
Data processing revenue	4,701	10%
International transaction revenue	3,291	10%
Other revenue	937	24%
Client incentives	(3,734)	15%
Net revenue	$9,594	9%

Total operating expenses	4,159	22%
Non-operating income (expense)	3	(98%)
Effective income tax rate	15.8%	0 ppt
Net income	$4,577	(2%)

Earnings per share	$2.32	1%

Non-GAAP(1)
Total operating expenses	$3,071	7%
Non-operating income (expense)	26	(86%)
Effective income tax rate	16.9%	1 ppt
Net income	$5,442	6%

Earnings per share	$2.76	10%

(1) Refer to Non-GAAP Financial Measures for further details.
NM - Not Meaningful

KEY BUSINESS DRIVERS

	YoY Change

	Constant	Nominal
Payments volume	8%	5%
Cross-border volume excluding intra-Europe(2)	13%	10%
Cross-border volume total	13%	10%
Processed transactions	9%	9%

(2) Cross-border volume excluding transactions within Europe.

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Visa Consolidated Balance Sheets (unaudited)

	March 31, 2025	September 30, 2024
	(in millions, except per share data)
Assets
Cash and cash equivalents	$11,734	$11,975
Restricted cash equivalents—U.S. litigation escrow	2,926	3,089
Investment securities	2,017	3,200
Settlement receivable	4,244	4,454
Accounts receivable	2,719	2,561
Customer collateral	3,543	3,524
Current portion of client incentives	2,175	1,918
Prepaid expenses and other current assets	3,576	3,312
Total current assets	32,934	34,033
Investment securities	1,470	2,545
Client incentives	4,760	4,628
Property, equipment and technology, net	4,023	3,824
Goodwill	19,641	18,941
Intangible assets, net	26,408	26,889
Other assets	3,617	3,651
Total assets	$92,853	$94,511
Liabilities
Accounts payable	$421	$479
Settlement payable	4,996	5,265
Customer collateral	3,543	3,524
Accrued compensation and benefits	1,225	1,538
Client incentives	9,665	9,075
Accrued liabilities	4,507	4,909
Current maturities of debt	3,948	—
Accrued litigation	2,076	1,727
Total current liabilities	30,381	26,517
Long-term debt	16,814	20,836
Deferred tax liabilities	5,160	5,301
Other liabilities	2,468	2,720
Total liabilities	54,823	55,374
Equity
Preferred stock, $0.0001 par value, 5 shares issued and outstanding as of March 31, 2025 and September 30, 2024	880	1,031
Common stock, $0.0001 par value:
Class A common stock, 1,715 and 1,733 shares issued and outstanding as of March 31, 2025 and September 30, 2024, respectively	—	—
Class B-1 and B-2 total common stock, 125 shares issued and outstanding as of March 31, 2025 and September 30, 2024	—	—
Class C common stock, 9 and 10 shares issued and outstanding as of March 31, 2025 and September 30, 2024, respectively	—	—
Right to recover for covered losses	(120)	(104)
Additional paid-in capital	21,579	21,229
Accumulated income	16,518	17,289
Accumulated other comprehensive income (loss):
Investment securities	14	30
Defined benefit pension and other postretirement plans	(8)	(16)
Derivative instruments	(206)	(213)
Foreign currency translation adjustments	(627)	(109)
Total accumulated other comprehensive income (loss)	(827)	(308)

Total equity	38,030	39,137

Total liabilities and equity	$92,853	$94,511

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Visa Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
	(in millions, except per share data)
Net revenue	$9,594	$8,775	$19,104	$17,409

Operating Expenses
Personnel	1,657	1,603	3,470	3,082
Marketing	381	338	687	631
Network and processing	224	189	431	370
Professional fees	173	160	316	291
Depreciation and amortization	305	249	587	496
General and administrative	419	452	900	792
Litigation provision	1,000	430	1,044	439
Total operating expenses	4,159	3,421	7,435	6,101

Operating income	5,435	5,354	11,669	11,308

Non-operating Income (Expense)
Interest expense	(158)	(82)	(340)	(269)
Investment income (expense) and other	161	241	309	516
Total non-operating income (expense)	3	159	(31)	247

Income before income taxes	5,438	5,513	11,638	11,555
Income tax provision	861	850	1,942	2,002
Net income	$4,577	$4,663	$9,696	$9,553

Basic Earnings Per Share
Class A common stock	$2.32	$2.29	$4.90	$4.68
Class B-1 common stock	$3.63	$3.63	$7.68	$7.44
Class B-2 common stock(1)	$3.58	$—	$7.57	$—
Class C common stock	$9.29	$9.16	$19.62	$18.73

Basic Weighted-average Shares Outstanding
Class A common stock	1,721	1,579	1,725	1,582
Class B-1 common stock	5	245	5	245
Class B-2 common stock(1)	120	—	120	—
Class C common stock	9	9	9	9

Diluted Earnings Per Share
Class A common stock	$2.32	$2.29	$4.90	$4.68
Class B-1 common stock	$3.63	$3.63	$7.67	$7.43
Class B-2 common stock(1)	$3.58	$—	$7.56	$—
Class C common stock	$9.27	$9.15	$19.59	$18.71

Diluted Weighted-average Shares Outstanding
Class A common stock	1,974	2,039	1,979	2,042
Class B-1 common stock	5	245	5	245
Class B-2 common stock(1)	120	—	120	—
Class C common stock	9	9	9	9

(1) No shares of class B-2 common stock were outstanding prior to the class B-1 common stock exchange offer in May 2024.

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Visa Consolidated Statements of Cash Flows (unaudited)

	Six Months Ended March 31,
	2025	2024
	(in millions)
Operating Activities
Net income	$9,696	$9,553
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Client incentives	7,531	6,605
Share-based compensation	483	451
Depreciation and amortization	587	496
Deferred income taxes	(86)	(68)
VE territory covered losses	(24)	(60)
(Gains) losses on equity investments, net	98	26
Other	65	58
Change in operating assets and liabilities:
Settlement receivable	132	(1,335)
Accounts receivable	(156)	34
Client incentives	(7,190)	(7,088)
Other assets	(400)	(258)
Accounts payable	(45)	(25)
Settlement payable	(155)	1,143
Accrued and other liabilities	(796)	(1,479)
Accrued litigation	351	99
Net cash provided by (used in) operating activities	10,091	8,152

Investing Activities
Purchases of property, equipment and technology	(672)	(548)
Purchases of investment securities	—	(3,686)
Proceeds from maturities and sales of investment securities	2,268	2,145
Acquisitions, net of cash and restricted cash acquired	(887)	(915)
Purchases of other investments	(24)	(14)
Other investing activities	(25)	(47)
Net cash provided by (used in) investing activities	660	(3,065)

Financing Activities
Repurchases of class A common stock	(8,607)	(6,338)
Dividends paid	(2,334)	(2,120)
Proceeds from stock issued under equity plans	246	183
Taxes paid related to stock issued under equity plans	(242)	(181)
Other financing activities	(198)	203
Net cash provided by (used in) financing activities	(11,135)	(8,253)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(243)	124
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	(627)	(3,042)

Cash, cash equivalents, restricted cash and restricted cash equivalents as of beginning of period	19,763	21,990
Cash, cash equivalents, restricted cash and restricted cash equivalents as of end of period	$19,136	$18,948

Supplemental Disclosure
Cash paid for income taxes, net(1)	$3,055	$3,658
Interest payments on debt	$261	$261
Accruals related to purchases of property, equipment and technology	$60	$99

(1) For the six months ended March 31, 2025, the amount includes $1.3 billion of cash paid for federal transferable tax credits.

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Visa Quarterly Results of Operations (unaudited)

	Fiscal 2025 Quarter Ended		Fiscal 2024 Quarter Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	(in millions)
Net revenue	$9,594	$9,510	$9,617	$8,900	$8,775

Operating Expenses
Personnel	1,657	1,813	1,609	1,573	1,603
Marketing	381	306	551	378	338
Network and processing	224	207	208	200	189
Professional fees	173	143	192	152	160
Depreciation and amortization	305	282	274	264	249
General and administrative	419	481	424	382	452
Litigation provision	1,000	44	10	13	430
Total operating expenses	4,159	3,276	3,268	2,962	3,421

Operating income	5,435	6,234	6,349	5,938	5,354

Non-operating Income (Expense)
Interest expense	(158)	(182)	(176)	(196)	(82)
Investment income (expense) and other	161	148	199	247	241
Total non-operating income (expense)	3	(34)	23	51	159

Income before income taxes	5,438	6,200	6,372	5,989	5,513
Income tax provision	861	1,081	1,054	1,117	850
Net income	$4,577	$5,119	$5,318	$4,872	$4,663

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Visa Non-GAAP Financial Measures (unaudited)

We use non-GAAP financial measures of our performance which exclude certain items which we believe are not representative of our continuing operations, as they may be non-recurring or have no cash impact, and may distort our longer-term operating trends. Constant-dollar financial measures are calculated by using a fixed current year U.S. dollar/foreign currency exchange rate for each local currency for the current and prior year periods, which eliminates the impact of foreign currency transactions in measuring financial performance. We consider non-GAAP measures useful to investors because they provide greater transparency into management’s view and assessment of our ongoing operating performance. Non-GAAP financial measures should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with GAAP.

We exclude the following from our GAAP financial results to arrive at our non-GAAP financial results:

•Gains and losses on equity investments. Gains and losses on equity investments include periodic non-cash fair value adjustments and gains and losses upon sale of an investment. These long-term investments are strategic in nature and are primarily private company investments. Gains and losses associated with these investments are tied to the performance of the companies that we invest in and therefore do not correlate to the underlying performance of our business.

•Amortization of acquired intangible assets. Amortization of acquired intangible assets consists of amortization of intangible assets such as technology and customer relationships acquired in connection with business combinations executed beginning in fiscal 2019. Amortization charges for our acquired intangible assets are non-cash and are significantly affected by the timing, frequency and size of our acquisitions, rather than our core operations. As such, we have excluded this amount to facilitate an evaluation of our current operating performance and comparison to our past operating performance.

•Acquisition-related costs. Acquisition-related costs consist primarily of one-time transaction and integration costs associated with our business combinations. These costs include professional fees, technology integration fees, restructuring activities and other direct costs related to the purchase and integration of acquired entities. These costs also include retention equity and deferred compensation when they are agreed upon as part of the purchase price of the transaction but are required to be recognized as expense post-combination. We have excluded these amounts as the expenses are recognized for a limited duration and do not reflect the underlying performance of our business.

•Severance costs. For the six months ended March 31, 2025, we recorded severance costs within personnel expense to realign our organizational structure and focus on areas that will drive higher long-term growth. This broad-based optimization effort has been excluded as it is not representative of our ongoing operations.

•Lease consolidation costs. For the six months ended March 31, 2025, and three and six months ended March 31, 2024, we recorded charges within general and administrative expense associated with the consolidation of certain leased office spaces. We have excluded these amounts as it does not reflect the underlying performance of our business.

•Litigation provision. Litigation provision includes significant accruals related to certain legal matters that are not covered by the U.S. retrospective responsibility plan or the Europe retrospective responsibility plan (uncovered legal matters) and additional accruals associated with the interchange multidistrict litigation which are covered by the U.S. retrospective responsibility plan (U.S. covered litigation). Litigation provision associated with these matters can vary significantly based on the facts and circumstances related to each matter and do not correlate to the underlying performance of our business. For the three and six months ended March 31, 2025 and 2024, we have excluded these amounts to facilitate a comparison to our past operating performance.

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Visa Non-GAAP Financial Measures (unaudited) - continued

The following tables reconcile our as-reported financial measures, calculated in accordance with U.S. GAAP, to our respective non-GAAP financial measures:

	Three Months Ended March 31, 2025
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
As reported	$4,159	$3	$861	15.8%	$4,577	$2.32
(Gains) losses on equity investments, net	—	23	5		18	0.01
Amortization of acquired intangible assets	(64)	—	16		48	0.02
Acquisition-related costs	(32)	—	3		29	0.02
Litigation provision	(992)	—	222		770	0.39
Non-GAAP	$3,071	$26	$1,107	16.9%	$5,442	$2.76

	Six Months Ended March 31, 2025
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
As reported	$7,435	$(31)	$1,942	16.7%	$9,696	$4.90
(Gains) losses on equity investments, net	—	98	22		76	0.04
Amortization of acquired intangible assets	(110)	—	27		83	0.04
Acquisition-related costs	(66)	—	5		61	0.03
Severance costs	(213)	—	45		168	0.08
Lease consolidation costs	(39)	—	9		30	0.02
Litigation provision	(1,019)	—	228		791	0.40
Non-GAAP	$5,988	$67	$2,278	17.3%	$10,905	$5.51

	Three Months Ended March 31, 2024
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
As reported	$3,421	$159	$850	15.4%	$4,663	$2.29
(Gains) losses on equity investments, net	—	30	7		23	0.01
Amortization of acquired intangible assets	(43)	—	10		33	0.02
Acquisition-related costs	(26)	—	1		25	0.01
Litigation provision	(424)	—	95		329	0.16
Lease consolidation costs	(57)	—	13		44	0.02
Non-GAAP	$2,871	$189	$976	16.0%	$5,117	$2.51

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Visa Non-GAAP Financial Measures (unaudited) - continued

	Six Months Ended March 31, 2024
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
As reported	$6,101	$247	$2,002	17.3%	$9,553	$4.68
(Gains) losses on equity investments, net	—	26	6		20	0.01
Amortization of acquired intangible assets	(83)	—	19		64	0.03
Acquisition-related costs	(47)	—	2		45	0.02
Litigation provision	(424)	—	95		329	0.16
Lease consolidation costs	(57)	—	13		44	0.02
Non-GAAP	$5,490	$273	$2,137	17.5%	$10,055	$4.92

(1)Determined by applying applicable tax rates.
(2)Figures in the table may not recalculate exactly due to rounding. Effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

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